Compensation Package for Clark Johnson
                   from June 25, 1998 to February 27, 1999

Base Salary: Base salary will remain the same at $700,000 through the remainder of FY '99 ending February 27, 1999 when Mr. Johnson will leave the company and the Board.

Bonus: Mr. Johnson will be eligible to receive a bonus for the present fiscal year, prorated based on the four months of the fiscal year he was CEO. He would not receive a bonus for the part of the year he serves as non-executive Chairman.

Use of Company Plane: Stops effective June 25th, except as directed by management.

Country Club Membership: Transfer his choice of River Crest or Shady Oaks to Mr. Johnson personally at the end of FY '99; when no further dues will be reimbursed.

City Club Membership: Continues until end of FY '99 then transferred to Mr. Johnson with no further Pier 1 participation.

Travel & Entertainment expense reimbursement: Reimbursed for travel or entertainment done at management's request only.

Telephone: Expenses for cellular phones, office phones, home business phone line, telephone credit card & office phone continues to be paid by the Company until the end of FY '99.

Dues & Subscriptions:  Company pays only nominal expenses until the end of FY
'99.

Charitable Contributions:  None unless approved by management.

Parking Allowance: Continues at present level at City Center garage until the end of FY '99.

Car Allowance:  Continues at same rate per month until the end of FY '99.

Officer's Medical Indemnification:  Continues until end of FY '99.

401(k):  Participation continues until the end of FY '99.

Benefit Restoration Plan:  Participation continues until the end of FY '99.

Medical Insurance: Continues until the end of FY '99; then provide as indicated in SERP.

Restricted Stock Grants: Continues until the end of FY '99; then as provided for in grant documents.

Stock Options:  Full vesting at the end of FY '99.

Office Facilities:  Provided at company expense until the end of FY '99.

Administrative Support:  Provided at company expense until the end of FY '99.